LEASE AGREEMENT

     THIS LEASE AGREEMENT is made as of the 2nd day of May, 1993, by and between INTERSTATE DEVELOPMENT COMPANY, a North Carolina corporation with its principal offices in Statesville, North Carolina, hereinafter called "Landlord", and JR TOBACCO OF AMERICA, INC., a New Jersey corporation with its principal offices in Selma, North Carolina, hereinafter called "Tenant";

                              W I T N E S S E T H:

     The parties hereto agree for themselves, their successors and assigns, as follows:

     1. Basic Lease Provisions. The following terms, whenever used in this Lease with the first letter of each word capitalized, shall have only the meanings set forth in this Paragraph, unless those meanings are expressly modified, limited or expanded elsewhere in this Lease:

     (a) Demised Premises: Space outlined in red on Exhibit A, containing a total floor area of approximately fifty-three thousand eight hundred sixteen (53,816) square feet, as may be adjusted pursuant to Paragraph 2.

     (b) Shopping Center: That land owned by Landlord on which the Demised Premises are located, which is outlined in green on Exhibit A and described on Exhibit B.

     (c) Lease Term: Eleven (11) full Lease Years, plus the period from delivery of possession of the Demised Premises until the Rent Commencement Date, together with one (1) option to extend the Lease Term for a period of ten (10) years.

     (d) Lease Year: The first Lease Year shall be the period commencing on the Rent Commencement Date and terminating on the first December 31 that is at least twelve (12) full calendar months thereafter. Each subsequent Lease Year shall be a calendar year.

     (e) Guaranteed Minimum Rent:

          i. Eight Thousand Nine Hundred Sixty-Nine and 35/100 Dollars ($8,969.35) per month, during each of the first (1st) through thirteenth (13th) months of the first (1st) Lease Year.

          ii. Seventeen Thousand Nine Hundred Thirty-Eight and 70/100 Dollars ($17,938.70) per month, during each month of the remainder of the first (1st) Lease Year.



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          iii. Two Hundred Fifteen Thousand Two Hundred Sixty-Four and NO/100
               Dollars ($215,264.00) per annum, payable in equal monthly installments of Seventeen Thousand Nine Hundred Thirty-Eight and 70/100 Dollars ($17,938.70), during each of the second (2nd) through the eleventh (11th) Lease Years.

          iv. Two Hundred Forty-Two Thousand One Hundred Seventy-Two and NO/100 Dollars ($242,172.00) per annum, payable in equal monthly installments of Twenty Thousand One Hundred Eighty-One and NO/100 Dollars ($20,181.00), during each of the twelfth (12th) through the twenty-first (21st) Lease Years (the Renewal Period).

     (f) Use Permitted: For the operation of a discount variety store and for any other lawful purpose or purposes; provided, however, that Tenant shall not use the Demised Premises for any prohibited use as set forth in Exhibit D attached hereto.

     (g) Trade Name: J.R. TOBACCO.

     (h) Real Estate Taxes: Tenant's shares as set forth in Paragraph 4. The initial estimated cost per square foot of Floor Area of the Demised Premises for the first Lease Year is Thirty-Four Cents ($0.34).

     (i) Insurance: During the initial Term of this Lease and the Renewal Period, Tenant's share shall be Fifteen Cents ($.15) per square foot of Floor Area of the Demised Premises.

     (j) Common Area Maintenance and Security: During the initial Term of this Lease (the 1st through 11th Lease Years), Tenant's share shall be Fifty Cents ($.50) per square foot of Floor Area of the Demised Premises, and during the Renewal Period (the 12th through 21st Lease Years), Tenant's share shall be Sixty Cents ($.60) per square foot of Floor Area of the Demised Premises.

     (k) Landlord's Mailing Address: Post Office Box 366, Statesville, North Carolina 28677-0366.

     (l) Tenant's Mailing Address: Post Office Box 656, Selma, North Carolina 27576- 0656.

     (m) Place to Pay Rent: Post Office Box 366, Statesville, North Carolina 28677-0366.

     (n) Floor Area: The number of square feet of floor space within the Demised Premises or other areas of the Shopping Center, as the case may be. All Floor Areas shall be calculated by using dimension from the centerlines of interior or party walls, and from the exterior faces of exterior walls.

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     (o) Gross Leasable Area: Landlord warrants that, as of the date of this
Lease, the Gross Leasable Area of the Shopping Center is 154,867 square feet. The Gross Leasable Area of the Shopping Center shall be defined as and shall mean all leasable areas within the Shopping Center intended for the exclusive use and occupancy by tenants of the Shopping Center. In the event the Gross Leasable Area of the Shopping Center and/or the Floor Area of the Demised Premises changes during the Lease Term, Tenant's pro rata share of any costs and expenses shall be adjusted accordingly; provided, however, that in the event that the Gross Leasable Area of the Shopping Center is reduced, Tenant's pro rata share of Common Area Maintenance and Security expenses shall not be increased above the amount set forth in Paragraph 1(j).

     (p) Rent Commencement Date: The earlier to occur of: (i) the date Tenant opens for business in the Demised Premises; (ii) one hundred-eighty (180) days after Tenant has received its temporary or permanent Certificate of Occupancy for the Demises Premises; or (iii) September 1, 1993.

     (q) Exhibits: The following exhibits are attached to this Lease and are hereby incorporated in and made a part of this Lease:

          i. Exhibit A - Site Plan Identifying Demised Premises and the Shopping Center

          ii.   Exhibit B - Legal Description of the Shopping Center Land

          iii.  Exhibit C - Memorandum of Lease

          iv.   Exhibit D - Prohibited Uses

          v.    Exhibit E - Punch List

          vi.   Exhibit F - Subordination, Nondisturbance and Attornment
                Agreement

          vii.  Exhibit G - Site Plan of Shopping Center and Pylon Sign

          viii. Exhibit H - Permitted Encumbrances

          ix.   Exhibit I - Approved Signage

     Each reference in this Lease to any of the Basic Lease Provisions contained in this Paragraph 1 shall be construed to incorporate all of the terms provided by such Basic Lease Provisions. In the events of any conflict between the Basic Lease Provisions and the balance of this Lease, including any exhibits, riders, addenda or amendments, then the balance of this Lease shall control.

     2. Premises. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord at the rental, and upon the terms and conditions hereinafter set forth, the interior of

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the Demised Premises as described in Paragraph 1(a), together with the nonexclusive right to use the Common Areas (as defined in Paragraph 9) and the nonexclusive right to enjoy the beneficial use of easements or rights-of-way, if any, that benefit the Shopping Center. Within sixty (60) days after Tenant takes possession of the Demised Premises, Tenant may, at Tenant option and expense, have its architect recalculate the Floor Area of the Demised Premises. Tenant shall submit such recalculation to Landlord for Landlord's approval, which shall not be unreasonably withheld or delayed, and the Guaranteed Minimum Rent and all additional charges based on the Floor Area of the Demised Premises shall be proportionately adjusted to reflect the actual Floor Area of the Demised Premises. The Floor Area of the Demised Premises shall be determined by measuring from the exterior surface of exterior walls (and extensions thereof, in the case of openings) and from the center line of demising walls, all of which form the perimeter of the Demised Premises. Nothing contained in this Lease shall be construed as a grant, rental or conveyance of: (i) any rights in the roof or exterior of the building of which the Demised Premises constitute a part; (ii) the air space (occupied or not) above a horizontal plane coterminous with the bottom edge of the structural steel framework supporting the roof of the Demised Premises; (iii) the Common Areas (except as expressly provided in this Lease); (iv) the air space (occupied or not) below a horizontal plane coterminous with the finished floor level of the Demised Premises; or (v) the land upon which the Demised Premises are located.

     3. Term. The Lease Term shall begin on the date of delivery of the Demised Premises, as provided in Paragraph 5, and shall end at midnight on December 31, 2003, the date of expiration of the tenth (10th) Lease Year after the Rent Commencement Date.

     At the end of the Lease Term provided Tenant is not in default beyond the expiration of any applicable cure period, Tenant shall have the option to renew and extend the Lease Term for one (1) period of ten (10) years ("Renewal Period"), upon the same terms and conditions set forth in this Lease, including Guaranteed Minimum Rent as set forth in Paragraph 1(e). Tenant shall exercise each renewal option by written notice to Landlord given on or before twelve (12) months before the expiration of the original Lease Term. All references to the "Lease Term" or the "Term of this Lease" shall, unless the context clearly indicates a different meaning, be deemed to include any properly exercised Renewal Period.

     4. Rent. Tenant shall pay to Landlord for the use and occupancy of the Demised Premises the following amounts:

     (a) Guaranteed Minimum Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Guaranteed Minimum Rent at the rate per annum specified in Paragraph 1(e), payable in equal monthly installments as specified in Paragraph 1(e), in advance on or before the first day of each and every calendar month, without demand, setoff or deduction, except as otherwise provided herein. If the Rent Commencement Date falls on a day other than the first day of the month, then the rent for the first fractional month shall be computed on a daily basis (based on a 30-day month) and paid on the Rent Commencement Date.

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     Landlord makes no representations as to the period or periods that any department stores or any other tenant in the Shopping Center will be open for business, and this Lease will not be affected by any closing of such business.

     (b) Real Estate Taxes. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as additional rent for each Lease Year, a pro rata share of each of the following real estate taxes, based upon the fraction having as its numerator the Floor Area of the Demised Premises, and as its denominator the Gross Leasable Area:

          i. All real estate taxes and assessments of every kind or nature which are now or may hereafter be imposed or assessed upon the Demised Premises or the Shopping Center; provided, however, that such real estate taxes and assessments shall not include any penalties or late fees or any of Landlord's franchise, income, sales, transfer, gift, estate or inheritance tax.

          ii. All taxes or excises on rent or any other tax, levy or charge however described levied against the Landlord by the federal government, the State of North Carolina or any political subdivision of the State of North Carolina on account of rent or other charges payable to Landlord under this Lease or based upon the parking facilities and/or the number of parking spaces provided by the Landlord in the Shopping Center to the extent that any such taxes are levied in substitution for real estate taxes; provided, however, that such taxes or excises shall not include any penalties or late fees or any of Landlord's franchise, income, sales, transfer, gift, estate or inheritance tax.

To the extent that there is an increase in the taxes as a result of the construction of new leasable floor area within the Shopping Center, Tenant's pro rata share shall be recomputed based upon the change in the total leasable space in the Shopping Center.

     Payment shall be made by Tenant within fifteen (15) days after receipt of a written statement from Landlord setting forth the amount of such expense, showing in reasonable detail the manner in which it has been computed, together with a copy of the tax or assessment bill. A copy of the tax or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of such taxes.

     Landlord shall pay, as and when they become due, all real estate taxes and special and general assessments levied or imposed on the Shopping Center (including the Demised Premises). If Landlord fails to pay any such tax or assessment upon the Shopping Center when due, Tenant may pay any or all of such taxes. Landlord shall promptly after demand therefor, reimburse Tenant for any such payment or expense. If Landlord fails to reimburse Tenant within fifteen
(15) days after such demand, Tenant may offset the amount of such payment against the Guaranteed Minimum Rent.

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     Landlord shall notify Tenant of any increases in the taxes and assessments imposed or assessed upon the Demised Premises or the Shopping Center. Tenant may, at its option and at its cost and expense, protest or appeal any such increase provided that: (i) Tenant has given Landlord written notice of Tenant's intention to file such protest and appeal and Landlord has not, within fifteen
(15) days after Landlord's receipt of such notice, notified Tenant that Landlord has filed a protest or appeal or intends to file such protest and appeal within the time permitted by law, and (ii) Tenant cooperates with other tenants in the Shopping Center interested or involved in pursuing such a protest or appeal. If required by law, Tenant may take any action in the name of Landlord who shall cooperate with Tenant to such an extent as Tenant may reasonably require; provided, however, that Tenant shall fully indemnify and save Landlord harmless from all loss, cost, damage and expense incurred by or to be incurred by Landlord as a result thereof. In the event Landlord desires to protest or appeal any such increase, Tenant agrees, at no cost to Tenant, to cooperate with Landlord and execute any documents which may be reasonably necessary and proper for any proceeding related to such protest or appeal.

     (c) Insurance Expenses. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as additional rent for each Lease Year, a share of the cost to Landlord of insurance obtained by Landlord pursuant to Paragraphs 12 and
13. Tenant's share of such cost for each Lease Year during the Lease Term, including the Renewal Period, shall be equal to Fifteen Cents ($.15) per square foot of Floor Area of the Demised Premises. The annual charge shall be paid to Landlord in twelve (12) equal monthly installments in advance on the first day of each calendar month.

     (d) Additional Rent. In addition to all other rent required to be paid pursuant to the terms of this Paragraph 4, Tenant shall pay, as additional rent, the sums required to be paid pursuant to other provisions of this Lease, whether or not those sums are designated "additional rent." If the time for payment of any such amounts or charges is not specified in this Lease, they shall be deemed payable within ten (10) days after written demand from Landlord.

     (e) Interest and Late Charges. If Tenant fails to pay, when due and payable, any rent or any additional rent, or amounts or charges of any kind or character provided in this Lease, such unpaid amounts shall bear interest at Citicorp's prime rate per annum from the date that is ten (10) days after the date due until the date of payment; provided, however, if two (2) times in any calendar year Tenant fails to pay when due and payable any rent or additional rent or amounts or charges of any kind or character provided in this Lease, any subsequent amounts that Tenant fails to pay when due and payable during such calendar year shall bear interest from the date due until the date of payment. In addition to such interest, if Tenant fails to pay any installment of Guaranteed Minimum Rent by the fifth (5th) day for the month in which such installment is due, a late charge equal to two percent (2%) of the monthly installment of Guaranteed Minimum Rent shall be assessed. In no event may any late charge and/or interest provided in this Paragraph 4(e) exceed the maximum permitted by law.

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     (f) Payment of Rent. All rent and additional rent payments provided herein shall be made payable to Interstate Development Company, Post Office Box 366, Statesville, North Carolina 28677-0366, until notice to the contrary is given by Landlord.

     5. Improvements and Delivery of Demised Premises.

     (a) Landlord warrants that it is the owner of the Shopping Center. Landlord has previously developed the Shopping Center with commercial retail buildings and other improvements as shown on Exhibit A.

     (b) Landlord shall deliver possession of the Demised Premises to Tenant upon the full execution of this Lease. Tenant expressly recognizes and agrees that it has inspected the Demised Premises, that Landlord makes no warranty whatsoever with respect to the condition thereof, that Tenant accepts the Demised Premises in "AS IS" condition, and that there is no obligatioin whatsoever on the part of Landlord to make any improvement to or other modification of the Demised Premises. Notwithstanding the terms of the preceding sentence, Landlord represents that the heating, air conditioning, electrical and plumbing systems serving the Demised Premises are in working order, and Landlord, at its expense, shall complete all of the repairs identified on the punch list attached hereto as Exhibit E on or before the date that is forty-five
(45) days from the date hereof. In the event that Landlord does not complete the repairs within such forty-five (45) day period, the Rent Commencement Date shall be extended by one day for each day after the forty-five (45) day period that Landlord does not complete such repairs.

     (c) Upon delivery of the Demised Premises to Tenant, Tenant shall proceed to install such stock, fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Demised Premises for the opening of business ("Tenant's Work"). Tenant's Work shall be performed by a licensed contractor in a good and workman like manner with the use of good grades of materials, in accordance with applicable laws and building codes and in a manner so as not to structurally impair the Demised Premises or the Shopping Center. Tenant shall be liable for any damage caused to the Demised Premises or the Shopping Center arising as a result of or during Tenant's Work. Notwithstanding the foregoing, Tenant shall not make any structural or exterior changes to the Demised Premises without Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord hereby agrees that Tenant shall have the right to install an additional truck loading dock in the Demised Premises in accordance with plans that have been approved in advance by Landlord, which approval shall not be unreasonably withheld.

     (d) By occupying the Demised Premises after the delivery of possession, to install fixtures, facilities or equipment, or to perform finishing work, or for any other purpose, Tenant shall be deemed to have accepted the same and to have acknowledged that the Demised Premises are in the condition required by this Lease, except as otherwise provided on Exhibit E.

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     6. Use of the Premises.

     (a) The Demised Premises shall, during the Lease Term, be used and occupied only for the Use Permitted, and operated under the Trade Name, specifically set forth in Paragraphs 1(f) and 1(g), and for no other purpose and under no other name, without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall install and maintain in the Demised Premises store fixtures of high quality and shall, during the first Lease Year, operate its business in the whole of the Demised Premises in a high-grade reputable manner throughout the Lease Term, keeping the Demised Premises in a clean and sanitary condition, and in general employing its best business judgment, efforts and abilities to operate said business in an efficient and businesslike manner, to the end that the maximum volume of sales which can be reasonably produced in the Demised Premises shall be realized under Tenant's Trade Name.

     (b) If at any time during the Lease Term, the Demised Premises shall be closed for business for a period of sixty (60) consecutive days or more, other than as a result of fire or other casualty, eminent domain or force majeure, Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant. In the event that Landlord terminates this Lease in accordance with the provisions of this paragraph, the Lease shall terminate effective as of the date specified in Landlord's notice (but not earlier than the date that is thirty (30) days after such notice) and neither party shall have any further obligations hereunder, except that both parties shall remain liable for any accrued obligations existing as of the date of termination. Tenant shall execute a recordable cancellation agreement acceptable to Landlord evidencing any early termination, and shall surrender the Demised Premises on the termination date in accordance with Paragraphs 8 and 14.

     (c) Tenant shall not use or suffer or permit to be used the Demised Premises or any part thereof in violation of any law or ordinance or any regulation of any governmental authority or in any manner that will constitute a nuisance, or that will injure the reputation of the Shopping Center or any part thereof, or for any hazardous purpose, or that will violate, suspend, void or serve to increase the premium rate of or make inoperative any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings or improvements in the Shopping Center or any part thereof.

     (d) During the Lease Term, Tenant agrees:

          i. To keep the Demised Premises, including all vestibules, entrances and returns located therein, all improvements thereon, and all windows, doors and glass or plate glass fixtures, in a safe, clean, orderly and sanitary condition at all times.

          ii. To store or stock in the Demised Premises only such goods, wares, merchandise, or other property as shall be reasonably required in connection with Tenant's business in the Demised Premises.

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         iii.  To use for offices, clerical or other nonselling purposes only such space in the Demised Premises as is from time to time reasonably required for Tenant's business therein.

         iv. To store all trash and garbage in adequate containers, maintained in a neat and clean condition and located so as not to be visible to the public in or outside the Shopping Center and so as not to create or permit any health, safety or fire hazard, and not to permit undue accumulation of garbage, trash, rubbish and other refuse in the Demised Premises.

         v. Not to burn any papers, trash or garbage of any kind in or about the Demised Premises or the Shopping Center.

         vi. Not to use or operate any equipment, fixtures or machinery which in Landlord's reasonable opinion is harmful to it or disturbs other tenants or customers in the Shopping Center.

         vii. Not to use the plumbing facilities for any purpose other than that for which they were constructed and not to dispose of any damaging or injurious substance therein.

        viii. Not to distribute any handbills or other advertising matter in an unreasonable manner on or about any part of the Shopping Center outside the Demised Premises, and in the event that Tenant elects to distribute any such handbills or other advertising matter, to promptly reimburse Landlord for any additional cleaning expenses incurred by Landlord in connection therewith.

         ix. Not to advertise any going out of business, removal, fire, bankruptcy, auction or other distress sale on the Demised Premises unless and until satisfactory proof has been supplied that the person intending to conduct such sales has complied meticulously with all legal requirements, including without limitation any applicable rules and regulations of the Federal Trade Commission.

         x. Not to use any sidewalks, walkways or other common areas of the Shopping Center for the keeping, displaying, advertising and/or sale of any merchandise or other object; provided, however, Tenant shall have the right to use, in a businesslike fashion, the sidewalks immediately outside of and adjacent to the Demised Premises for the exhibit and sale of its merchandise so long as Tenant does not unreasonably interfere with pedestrian traffic in the Shopping Center or unreasonably restrict pedestrian access by sidewalk to other tenants in the Shopping Center.

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         xi.   Not to install on or about the Demised Premises any amplifiers or similar devices and/or not to use in, on or about the Demised Premises any advertising medium which may be heard or experienced outside the Demised Premises, such as flashing lights, searchlights, loudspeakers, phonographs, television or radio broadcasts, and which unreasonably disturb and interfere with the business conducted by other tenants in the Shopping Center.

         xii. Not to install a television antenna outside the Demised Premises without first notifying Landlord in writing; and, if Tenant is permitted to connect with any master antenna provided by Landlord, to furnish and install any and all wiring and booster systems related to such connection and the operation within the Demised Premises of television receivers, and to reimburse Landlord for all connection charges incurred by Landlord.

        xiii. To keep the Demised Premises clean, orderly, sanitary and free from objectionable odors and from termites, insects, vermin and other pests, and not to keep any live animals of any kind in, upon or about the Demised Premises. Tenant agrees to establish at its own cost and expense, a pest, vermin or other extermination program for the Demised Premises. Any program of extermination and the company or person performing the same shall be subject to Landlord's approval, not to be unreasonably withheld.

         xiv. To comply with any and all requirements of any of the constituted public authorities, and with the terms of any State or federal statute or local ordinance or regulation applicable to Tenant or its use of the Demised Premises, and to save Landlord harmless from penalties, fines, costs, expense or damages resulting from failure to do so.

         xv. To give to Landlord immediate verbal notice followed by prompt written notice of any accident, fire or damage occurring on or to the Demised Premises; provided, however, that Tenant shall not be required to notify Landlord of any minor accidents or injuries occurring on the Demised Premises.

         xvi. To use its best efforts to perform all loading and unloading of goods only in the areas and through such entrances as may be designated for such purposes on Exhibit G. Trailers and/or trucks servicing the Demised Premises shall follow such routes in the Shopping Center as designated on Exhibit G and shall remain parked in areas of the Shopping Center designated on Exhibit G.

         xvii. To use its best efforts to require Tenant's employees to park their cars only in those portions of the parking area or at such other places as designated on Exhibit G.

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        xviii. To comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease, or at any time or times, and from time to time promulgated by Landlord, which Landlord in its reasonable discretion shall deem necessary for the proper operation of the Shopping Center, or the Demised Premises, all in accordance with good standards for the operation of a shopping center, including but not limited to the installation of such fire extinguishers and other safety equipment as Landlord may require; it being understood that Landlord may except certain tenants leasing more than ten thousand (10,000) square feet from compliance with all or part of said rules and regulations. In the event that Landlord excepts any such tenant from compliance with all or part of any rule or regulation, Tenant shall also be excepted from compliance with all or part of such rule or regulation.

     (e) Subsequent to Tenant's occupancy and initial build out of the Demised Premises as provided in Paragraph 5(c), Tenant shall have the right to make any non-structural alterations and improvements costing less than $500,000.00 to the interior of the Demised Premises without obtaining the prior written consent of Landlord, provided that such alterations and improvements are constructed: (i) in a good and workman like manner with the use of good grades of materials equivalent to those used in Tenant's initial build out of the Demised Premises,
(ii) in accordance with applicable laws and building codes and (iii) in a manner so as not to structurally impair the Demised Premises or the Shopping Center. Tenant shall be liable for any damage caused to the Demised Premises or the Shopping Center arising as a result of or during the construction of such alterations and improvements.

     Tenant shall not install or affix any sign, device, fixture or attachment on or to the exterior of the Demised Premises, or the building containing the Demised Premises, including the roof or the canopy, nor place any improvement, sign or advertising device, or obstruction of any type or kind, upon the Common Areas, or upon the exterior Demised Premises, without first obtaining Landlord's written consent, which shall not be unreasonably withheld. All storefront signs shall be individually illuminated channel letters (exposed raceways not permitted), and shall be in compliance with municipal sign ordinances and plans approved in advance by Landlord, which approval shall not be unreasonably withheld. Landlord hereby approves Tenant's signage plans attached hereto as
Exhibit I. Tenant shall have the right to erect a highway pylon sign at a location in the Shopping Center shown on Exhibit G provided that such sign shall be in compliance with municipal sign ordinances and plans approved in advance by Landlord, and Landlord agrees to cooperate with Tenant in connection with Tenant's application for any permits necessary in connection with the erection of such sign. Tenant shall use its best efforts to erect such sign outside of the parking field of the Shopping Center. Notwithstanding the foregoing, in the event that Tenant cannot locate its pylon sign outside of the parking field of the Shopping Center due to any applicable right-of-way restrictions, Landlord agrees that Tenant shall have the right to erect its pylon sign in the parking field at a location to be agreed upon by Landlord and Tenant. In addition, Tenant shall have the right to install, at its expense, a sign panel on the Shopping Center pylon in the location previously occupied by the Roses sign panel provided that such sign panel shall be in compliance with all

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municipal sign ordinances and plans approved in advance by Landlord. Tenant also shall have the right, at its expense, to increase the height of the Shopping Center pylon provided that (i) any adjustments that Tenant makes to the height of such pylon shall be in compliance with municipal sign ordinances, any restrictions affecting the Shopping Center and plans approved in advance by Landlord, (ii) the tenants of the Major Stores (as hereinafter defined) do not object to any such adjustments, and (iii) Tenant makes any such adjustments at a time and in a manner that is reasonably satisfactory to Landlord. If Tenant shall do any of the foregoing acts in contravention of this provision, without limiting any other remedy Landlord may have therefor under this Lease, in law or in equity, Landlord shall have the right to remove any sign, device, fixture or attachment, and restore the Demised Premises and/or the Common Areas to the condition thereof prior to such act; and the cost of such removal and restoration shall be paid by Tenant to Landlord within ten (10) days after demand therefor. If requested by Landlord, Tenant agrees to remove any and all signs, awnings, canopies, fixtures, alterations, installations, additions and/or improvements from the Demised Premises upon the expiration of the Lease Term.

     7. Landlord's Covenant to Maintain. Landlord will, keep and maintain in good order and repair during the Lease Term the foundations, plumbing, electrical and sprinkler systems to the extent that such systems are outside of the Demised Premises, the utility lines and connections to the Demised Premises, the heating and air conditioning system serving the Demised Premises, the exterior and principal structural portions of the buildings and other improvements constituting the Shopping Center including, without limitation, the roof, roof membrane, roof covering, load bearing walls, floor slabs and masonry walls; provided, however, that Landlord will not be responsible for or required to make, and Tenant will make, any repairs which may have been occasioned or necessitated by the negligence of Tenant, its agents, employees or invitees. Landlord shall not be liable for any damages resulting from its failure to make repairs unless such failure continues beyond a reasonable time after receipt of notice of the necessity for such repairs.

     Notwithstanding the foregoing, if any repairs required to be made by Landlord under this Lease are not completed within thirty (30) days after written notice from Tenant, Tenant may at its option make such repairs and offset the cost of such repairs against the Guaranteed Minimum Rent; provided, however, Tenant shall not have the right to offset any amount exceeding $25,000 in each Lease Year unless the amounts to be offset were paid by Tenant in connection with the replacement of the roof on the Demised Premises in which event Tenant shall have the right to offset an amount not to exceed $100,000 in such Lease Year. Tenant may exercise its right to offset for roof placement only one time during the Lease Term, including the Renewal Period. If any repairs required to be made by Landlord are commenced when necessary, but cannot be completed within thirty (30) days, then Landlord shall have an additional reasonable period to time to complete those repairs, so long as it continues to prosecute the completion of such repairs with due diligence, and provided it keeps Tenant fully informed on the progress of the repair work.

     8. Tenant's Covenant to Maintain. Tenant will, at its own expense, keep and maintain in good order and repair during the Lease Term the remainder of the Demised Premises, including without limitation the entire interior and all plumbing, wiring and electrical systems.

     All parts of the interior of the Demised Premises shall be painted or otherwise decorated by the Tenant when reasonably necessary. Tenant will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when initially delivered, excepting only deterioration caused by ordinary wear and tear, and except as the contrary is provided in this Lease. All replacements and modifications shall become the property of Landlord at the end of the Lease Term, subject to the other provisions of this Lease. Notwithstanding the foregoing, all of Tenant's trade fixtures, equipment, pylon sign, other signs and other personal property shall be and remain the sole property of Tenant.

     If any repairs required to be made by Tenant under this Lease are not completed within thirty (30) days, or in case of emergency if those repairs are not made immediately, Landlord, without limiting any other right or remedy it may have therefor, may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs; and, Tenant shall pay to Landlord, upon demand, as additional rental hereunder, the cost of such repairs. If any repairs required to be made by Tenant are commenced when necessary, but cannot be completed within thirty (30) days, then Tenant shall have an additional reasonable period of time to complete those repairs, so long as it continues to prosecute the completion of such repairs with due diligence, and provided it keeps Landlord fully informed on the progress of the repair work.

     Except as expressly provided in Paragraph 5, Paragraph 7, Paragraph 8 and Paragraph 13, Landlord shall have no obligation to repair, maintain, alter, replace or modify the Demised Premises or any part thereof, or any plumbing, electrical or mechanical installation located in or serving the Demised Premises. Under no circumstances shall Landlord be obligated to repair, replace or maintain any windows, doors, except when and to the extent that proceeds are received from Landlord's fire, extended coverage or other hazard insurance.

     9. Common Areas.

     (a) All facilities furnished in the Shopping Center and designated for the general use, in common, of occupants of the Shopping Center, including Tenant, its officers, agents, assigns, employees and customers, including but not limited to parking areas, streets, sidewalks, tunnels, bridges, canopies, roadways, loading platforms, washrooms, shelters, ramps, landscaped areas and other similar facilities ("Common Areas"), shall at all times be subject to the exclusive control and management of Landlord; and Landlord shall have the right from time to time to change, enlarge, diminish or rearrange the area, level, location and arrangement of the Common Areas, to restrict parking by tenants and their employees to employee parking areas, and to make all rules and regulations and do such things from time to time as in Landlord's reasonable discretion may be necessary regarding the Common Areas. Notwithstanding the foregoing, during the Lease Term, Landlord, in the exercise of its rights hereunder, shall not materially interfere with Tenant's use and occupancy of the Demised Premises and shall not, without Tenant's prior written consent: (i) erect any building, fence, wall, sign or other obstruction in the "no build area" shown cross hatched on Exhibit G, (ii) build any expansion or addition to the Shopping Center located over or under the Demised Premises, (iii) reduce the parking ratio below a ratio of 5.5 parking spaces for each 1,000 square feet of Gross Leasable Area of the Shopping Center, (iv) turn off the lights in the parking area of the Shopping Center before 11:00 p.m., or (v) allow any pay or commuter parking in the parking areas of the Shopping Center. Landlord agrees to maintain that portion of the Shopping Center that is adjacent to the right-of-way of I-77 so that the underbrush on that portion of the Shopping Center does not reduce the visibility of the Demised Premises.

     (b) Commencing on the Rent Commencement Date, Tenant will pay to Landlord, as additional rent, without deduction or set-off, its share of Landlord's costs for operating, maintaining and securing the Common Areas. During each Lease Year of the initial Term of this Lease (the 1st through 11th Lease Years), Tenant's share of such costs shall be equal to Fifty Cents ($.50) per square foot of Floor Area of the Demised Premises, and during each Lease Year of the Renewal Period (the 12th through 21st Lease Years), Tenant's share of such costs shall be equal to Sixty Cents ($.60) per square foot of Floor Area of the Demised Premises. This annual charge shall be paid to Landlord in twelve (12) equal monthly installments in advance on the first day of each calendar month. Landlord agrees that it shall require each tenant in the Shopping Center to contribute to the cost of Common Area maintenance which contribution shall either be: (i) taken into account by Landlord in determining the amount of the tenant's rent, or (ii) set out as an additional charge.

     (c) Notwithstanding any provisions of this Lease, if any governmental law, statute, ordinance, regulation, executive order or proclamation or other governmental requirement or any governmental regulation approved by Landlord requires or recommends that Landlord not perform any obligation as contained herein in connection with any energy generation and any energy conservation or use program, Landlord may comply therewith without being deemed in violation of this Lease.

     10. Utilities. During the Lease Term, Tenant shall pay for all electricity, heat, air conditioning, water, sewage, janitor service, garbage disposal and other utilities or services required by it in the use of the Demised Premises. Tenant's use of electricity, gas and water shall be separately metered.

     Landlord shall not be liable to Tenant for any damages should any utilities be interrupted or required to be terminated because of necessary repairs or improvements or any cause beyond the reasonable control of Landlord. Nor shall any such interruption or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease. Notwithstanding the foregoing, Landlord shall notify Tenant should Landlord become aware that any such utilities will be interrupted or terminated and shall cooperate with Tenant in its efforts to obtain: (i) the resumption of any such utility services as soon as reasonably possible, and (ii) alternate utility sources during the period of such interruption or termination.

     11. Laws and Insurance Standards. Landlord shall, during the Lease Term, at Landlord's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Common Areas of the Shopping Center now or hereafter in effect. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Demised Premises now or hereafter in effect. Tenant shall, at Tenant's sole cost and expense, make all changes to the Demised Premises which are or hereafter may be required in order to comply with the foregoing; provided, however, that Tenant shall not be required to make any structural changes to the Demised Premises unless such changes are necessitated by Tenant's use of the Demised Premises. Tenant expressly covenants and agrees to indemnify and save Landlord harmless from any penalties, damages or charges imposed for any violation of any of the covenants herein expressed, whether occasioned by Tenant or any person upon the Demised Premises by license or invitation of Tenant or holding or occupying the same or any part thereof under or by right of Tenant. If Tenant fails to comply with any of the foregoing, and as the result thereof the premiums for any insurance which the Landlord may then or thereafter have covering the Shopping Center or any part thereof be increased, then, without limiting Landlord's other remedies or rights in regard to such failure, Tenant shall pay to Landlord on demand all increases in any such insurance premiums on the Shopping Center, or such part of any such increase as Landlord may require on a reasonable basis.

     Tenant shall have no claim against Landlord for any damages should Tenant's use and occupancy of the Demised Premises for the purposes set forth in this Lease be prohibited or substantially impaired by reason of any law, ordinance or regulation of federal, state, county or municipal governments or by reason of any part of any legal or governmental or other public authority.

     12. Indemnification of Landlord and Tenant and Liability Insurance.

     (a) Tenant shall indemnify, defend and hold Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Demised Premises, or the occupancy or use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission by Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires; provided that Tenant's obligations under this paragraph shall not apply to injury or damage resulting from the gross negligence or intentional misconduct of Landlord. Tenant shall store its property in, and shall occupy, the Demised Premises at its own risk, and Tenant hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage, no matter when or where same occurs. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or to Tenant's business unless such loss or damage is caused by the gross negligence or intentional misconduct of Landlord. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining premises.

Landlord shall not be responsible for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage or from leakage, steam or snow or ice, running, backing up, seepage, or the overflow of water or sewage in any part of the Demised Premises or the Shopping Center or for any injury or damage caused by or resulting from Acts of God or the elements. For the purposes of this Paragraph 12(a), the term "Landlord" shall be deemed to include any person or entity with which Landlord contracts to manage the Shopping Center.

     (b) Tenant shall at all times during the term of this Lease Term maintain in full force and effect the following insurance in standard form generally in use in the State of North Carolina, with solvent insurance companies licensed to do business in North Carolina on an admitted basis, which are satisfactory to
Landlord:

          Comprehensive public liability insurance covering liability for bodily injury, death and damage to property in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence, with an aggregate limit of at least One Million and No/100 Dollars ($1,000,000.00).

The insurance required by this Paragraph 12(b) shall name Landlord and any person or entity with which Landlord contracts to manage the Shopping Center as additional insureds, and shall contain a contractual liability and a non-imputation endorsement. In addition, the policy shall require at least thirty (30) days' written notice from the insurance company to Landlord prior to the cancellation or non-renewal of the policy, or any material change in the scope or amount of coverage. Prior to the commencement of the Lease Term, and thereafter at least thirty (30) days prior to the expiration of the policy, Tenant shall deliver to Landlord a copy of the policy or a certificate evidencing the required insurance coverage.

     (c) Tenant shall, at all times during the Lease Term, maintain workmen's compensation insurance to comply with the applicable laws of the State of North Carolina.

     (d) Landlord shall at all times during the Lease Term indemnify, defend and hold Tenant harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, or at or from the Common Areas of the Shopping Center (including the parking areas), when not a result of any act or omission of Tenant, its agents, servants or employees; and, Landlord shall maintain in full force and effect the following insurance on standard form generally used in the State of North Carolina, with solvent insurance companies licensed to do business in North Carolina on an admitted basis, covering the Common Areas:

          Comprehensive public liability insurance covering bodily injury, death and damage to property in the amount of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence with an aggregate limit of at least Two Million and No/100 Dollars ($2,000,000.00); provided, however, that at no time will the aggregate amount of such insurance, less claims incurred, be impaired below a limit of One Million and No/100 Dollars ($1,000,000.00).

The insurance required by this Paragraph 12(d) shall contain a non-imputation endorsement.

     (e) The insurance required by this Paragraph 12 may be included in policies of insurance covering multiple locations, provided that: (i) in all other respects, each such policy shall comply with the requirements of this Paragraph 12; (ii) the policy shall specify, or the insuring party shall furnish the other party with a written certificate from the insurer specifying, (A) the maximum amount of the total insurance afforded by the blanket policy to the Demised Premises or the Shopping Center, as the case may be, and (B) any sublimits in the blanket policy applicable to the Demised Premises or the Shopping Center, as the case may be, which amounts shall not be less than the amounts required by this Paragraph 12; and (iii) the protection afforded the insuring party under the blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Demised Premises or the Shopping Center, as the case may be.

     13. Fire Insurance Damage and Destruction.

     (a) Subject to the provisions of Paragraph 4, at all times during the Lease Term, Landlord shall pay all premiums for and maintain in effect, with a responsible insurance company licensed to do business in the State of North Carolina on an admitted basis, policies of insurance covering the building of which the Demised Premises constitute a party, providing protection to the extent of not less than eighty percent (80%) of the insurable value of said building against all casualties included under standard insurance industry practices within the classification "Fire and Extended Coverage, Vandalism and Malicious Mischief," including sprinkler leakage coverage. Landlord also shall be responsible for carrying the rental interruption insurance, if any, covering the Shopping Center. Nothing in this Paragraph 13(a) shall prevent the taking out of policies of blanket insurance, which may cover real and/or personal property and improvements in addition to the building of which the Demised Premises constitute a part; provided, however, that in all other respects each such policy shall comply with the other provisions of this Paragraph 13(a). Nothing herein shall be construed to require Landlord to insure those items that Tenant is obligated to insure pursuant to Paragraph 13(b).

     (b) At all times during the Lease Term, Tenant shall pay all premiums for and maintain in effect, with a responsible insurance company licensed to do business in the State of North Carolina on an admitted basis, the following policies of insurance:

          Insurance covering Tenant's inventory, improvements, trade fixtures, furniture and equipment used in the Demised Premises, providing protection to the extent of eighty percent (80%) of the insurable value of the same against all casualties included under standard insurance industry practices within the classification "Fire and Extended Coverage, Vandalism and Malicious Mischief," including sprinkler leakage coverage.

     Tenant will furnish to Landlord, within thirty (30) days before Tenant opens for business, and thereafter not less than thirty (30) days prior to the expiration of any such policy, copies of policies or certificates of insurance evidencing the coverages required by this Paragraph 13(b). All policies required of Tenant shall contain endorsements requiring at least thirty (30) days' prior written notice from the insurance company to Landlord prior to the cancellation or non-renewal of the policy, or any material change in the scope or amount of coverage.

     (c) The policies of hazard insurance required by Paragraphs 13(a) and 13(b) shall contain a waiver of any right of subrogation which Landlord's or Tenant's insurer may acquire against the other party by virtue of payment of any claim under such insurance policy, so long as such a waiver of subrogation is available without the payment of additional premium. It is the intent of Landlord and Tenant that there be a mutual waiver of subrogation. If the waiver of subrogation is available only upon payment of any additional premium, the party that would be benefitted by the waiver may require the insuring party to obtain the waiver, provided that the benefitted party agrees to pay the additional premium therefor.

     (d) Unless this Lease is terminated as provided in Paragraph 13(f) after any damage or destruction to the Demised Premises, Landlord shall, as soon as reasonably possible, repair and restore those parts of the Demised Premises constructed by it to substantially the same condition as existed immediately prior to the damage. Tenant shall likewise, as soon as reasonably possible, repair and restore all other parts of the Demised Premises (not required to be repaired or restored by Landlord) substantially to the condition as existed immediately prior to the damage, including all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of Tenant.

     (e) All insurance proceeds payable with respect to the Demised Premises, excluding the proceeds payable to Tenant pursuant to Paragraph 13(b), shall belong to and shall be payable to Landlord. If this Lease is not terminated as provided in Paragraph 13(f), Landlord shall disburse and apply any insurance recovery as follows: first, to be applied against the cost to Landlord of Landlord's restoration obligations; second, to be paid to Tenant to the extent of the cost of Tenant's restoration obligations, not including furniture, furnishings and movable trade fixtures and not including repairs covered by insurance maintained by Tenant; and third, the balance of any insurance recovery shall belong to and be the exclusive property of Landlord. Landlord shall retain an independent insurance adjuster for the purpose of apportioning the balance of Landlord's insurance recovery among affected tenants in the event that premises other than the Demised Premises are damaged or destroyed as a result of the insured casualty. The findings of the adjuster shall be binding and conclusive upon all affected tenants. The cost of such adjuster's services shall be charged and payable out of the balance of the insurance recovery.

     (f) If the Demised Premises or any or all of the buildings of the Shopping Center are damaged or destroyed by any casualty not covered by the insurance maintained by Landlord pursuant to Paragraph 13(a), or if the Demised Premises or any or all of the buildings of the Shopping Center are damaged or destroyed by any casualty covered by the insurance maintained by

Landlord pursuant to Paragraph 13(a) and either the proceeds therefrom are insufficient to cover Landlord's restoration obligations or Landlord's architect certifies that the extent of such damage or destruction is one-fifth (1/5th) or more of the replacement value thereof immediately prior to the occurrence of such damage or destruction, then Landlord shall have the option to terminate this Lease by giving Tenant notice in writing any time within ninety (90) days after the occurrence of such casualty; provided, however, that if the Demised Premises are not damaged by such casualty or if the restoration thereof because of any such casualty would be fully covered by the insurance maintained by Landlord pursuant to Paragraph 13(a), and if Landlord continues to operate that portion of the Shopping Center containing the Demised Premises and Tenant agrees to continue its operation in accordance with the terms of this Lease, then Landlord shall have no right under this Paragraph 13(f) to terminate Tenant because of such destruction. If the Demised Premises are damaged or destroyed during the last two Lease Years and Landlord's architect certifies that the extent of such damage or destruction is one-fifth (1/5th) or more of the replacement value thereof immediately prior to the occurrence of such damage or destruction, Tenant shall have the option to terminate the Lease by giving Landlord notice in writing any time within ninety (90) days after the occurrence of such casualty.

     (g) If the Demised Premises are damaged or destroyed, but this Lease is not terminated pursuant to Paragraph 13(f), then upon the expiration of the applicable ninety (90) day period provided for in Paragraph 13(f), or upon notice by Landlord to Tenant prior thereto (but subsequent to the end of the thirty (30) day period, if applicable) that Landlord has elected not to terminate this Lease, Landlord and Tenant shall commence their respective obligations under Paragraph 13(d) as soon as is reasonably possible and prosecute the same to completion with all due diligence.

     (h) In the event of any termination of this Lease under the provisions of Paragraph 13(f), this Lease shall terminate on the date of the damage or casualty, and Landlord shall return to Tenant any rent paid for the period after such date. If the Demised Premises are damaged or destroyed by any casualty covered by the insurance maintained by Landlord pursuant to Paragraph 13(a) but this Lease is terminated pursuant to Paragraph 13(f), then, subject to the rights of the first mortgagee, that portion of the insurance proceeds attributable to Tenant's permanent leasehold improvements shall be allocated between Landlord and Tenant, with Landlord reserving a percentage of such proceeds equal to the percentage of the Lease Term completed on the date of such termination.

     (i) If the Demised Premises are damaged, Guaranteed Minimum Rent and other charges payable under this Lease shall be abated in proportion to the degree in which Tenant's use of the Demised Premises is impaired during the period of any damage, repair or restoration provided for in this Paragraph 13. Tenant shall continue to operate its business in the Demised Premises during any such period, to the extent reasonably practicable from the standpoint of reasonable business management. Except for the abatement of Guaranteed Minimum Rent and other charges provided in this Paragraph 13, Tenant shall not be entitled to any compensation or damage from Landlord for loss in the use of the whole or any part of the Demised Premises and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration.

     14. Ownership of Certain Property and Surrender of Premises. Upon the termination of this Lease, Tenant shall surrender to Landlord the Demised Premises, including, without limitation, all buildings, apparatus and fixtures (except pylon signs, other signs, movable trade fixtures, equipment and furniture installed by Tenant) then upon the Demised Premises, in good condition and repair, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either part hereto to, in, upon or about the Demised Premises; and, upon such termination, the same shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment therefor. The property to be surrendered to Landlord shall include but not be limited to all components of the heating, air conditioning (including the portion thereof outside the Demised Premises, if any), plumbing and electrical systems, lighting fixtures and fluorescent tubes and bulbs, all conveyors and partitions (whether removable or otherwise). Tenant shall promptly repair any damage to the Demised Premises resulting from the installation or removal of any of the foregoing items.

     15. Landlord's Entry. Upon no less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which event Landlord shall have no obligation to notify Tenant), Landlord shall have the right to enter upon the Demised Premises at all reasonable times during the Lease Term for the purposes of inspection, maintenance, repair and alteration and, during the period commencing sixty (60) days prior to the expiration of this Lease, to show the same to prospective tenants.

     16. Default. If Tenant fails to pay any rent or other sum of money payable under this Lease within ten (10) days after notice of such default has been given to Tenant, or if Tenant fails to perform any other of the terms, conditions or covenants contained in this Lease to be observed or performed by it and does not remedy such default within thirty (30) days after written notice thereof or, if such default cannot be remedied in such period, does not within such thirty (30) days commence such act or acts as shall be necessary to remedy the default or does not complete such act or acts promptly, or if Tenant becomes bankrupt or insolvent, or files any debtor proceedings, or files in any court pursuant to any statute, either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization, or files or has filed against it a petition for the appointment of a receiver or trustee for all or substantially all of the assets of Tenant and such petition is not vacated or set aside within thirty (30) days from the date of such appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffers this Lease to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days, then in any such event Landlord shall have the right to terminate and cancel this Lease. In addition, Landlord, without excluding other rights or remedies that it may have, shall have the immediate right of reentry and may remove all persons and property from the Demised Premises and dispose of such property as it sees fit, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Landlord elects to reenter as herein provided, or if it takes possession pursuant to legal proceedings, it may either terminate this Lease or it may from time to time without terminating this Lease, make such repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises for such term and at such rentals and upon such other terms and conditions as Landlord may deem advisable. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of such reentry; but, notwithstanding any such reentry and reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In the event of any termination by Landlord, whether before or after reentry, Landlord may immediately recover from Tenant damages incurred by reason of such breach, including, but not limited to, the cost of recovering the Demised Premises, its costs and expenses (including attorney's fees) incurred in connection with Tenant's default, the cost or preparing the Demised Premises for occupancy by a new tenant or tenants, and the difference in value between the rent which would be payable by Tenant for the remainder of the Lease Term and the reasonable rental value of the Demised Premises for the remainder of the Lease Term. In determining amounts other than Guaranteed Minimum Rent that would be payable by Tenant under this Lease, subsequent to default, the annual amount payable for each year of the unexpired Lease Term shall be equal to the average annual amount (including additional rent) paid or payable by Tenant from the commencement of the Lease Term to the date of default. Notwithstanding anything to the contrary set forth in this paragraph 16, Landlord agrees to make reasonable efforts to mitigate its damages.

     17. Remedies Cumulative - Nonwaiver. No remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be distinct, separate and cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute; and every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time as often as occasion may arise, or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default on the part of the other shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence thereto. In particular, the receipt by Landlord of rent with the knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless the waiver is in writing and signed by the benefiting party.

     18. Eminent Domain. If any substantial part of the Demised Premises or more than fifteen percent (15%) of the total Shopping Center is taken under the power of eminent domain (including any conveyance made in lieu thereof), and such taking makes the operation of Tenant's business on the Demised Premises impractical, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within thirty (30) days after such taking. Notwithstanding the foregoing, any parking areas taken under the power of eminent domain shall be excluded from that portion of the Shopping Center taken for the purposes of determining Tenant's rights under this Paragraph 18 provided that Landlord notifies Tenant, within thirty (30) days of the date of such taking, of Landlord's intention to replace such parking areas. If Tenant does not so elect to terminate this Lease, Landlord, at its option, may either terminate this Lease or apply the proceeds of such condemnation to repair and restore the Demised Premises to tenantable condition; provided, however, that if Landlord continues to operate or rebuilds that portion of the Shopping Center containing the Demised Premises and Tenant agrees to continue its operation in accordance with the terms of this Lease, then Landlord shall have no right under this Paragraph 18 to terminate Tenant because of such taking. In the event that neither Tenant nor Landlord elect to terminate this Lease, the Guaranteed Minimum Rent shall be reduced as of the date of the actual transfer of the property so taken to any amount equal to the product obtained by multiplying the Guaranteed Minimum Rent immediately preceding the taking by a fraction, the numerator of which shall be the Floor Area of the Demised Premises remaining after such taking and the denominator of which shall be the Floor Area of the Demised Premises immediately prior to such taking. Guaranteed Minimum Rent also shall be justly and equitably reduced to reflect a taking of or denial or diminishing of adequate access to all or any part of the Common Area. During the period of any restoration, Guaranteed Minimum Rent shall be abated in proportion to that portion of the Demised Premises which is not used or occupied by Tenant during such period.

     All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Demised Premises, shall be the property of Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Demised Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business, moving expenses or for the taking of Tenant's fixtures and other property within the Demised Premises if a separate award of such items is made to Tenant, but any such award to Tenant shall be subject to the prior rights of the first mortgagee.

     19. Financial Information. Tenant shall provide to Landlord, within thirty
(30) days after written request by Landlord, such financial information concerning Tenant (and the guarantor of this Lease, if this Lease is guaranteed) and Tenant's business operations as may be reasonably requested by any prospective mortgagee or purchaser of the Shopping Center. Any financial information delivered pursuant to this Paragraph 19 may be relied upon by any prospective mortgagee or purchaser of the Shopping Center; provided, however, that any such financial information shall be remain confidential and utilized only for bona fide business reasons related to such mortgage, purchase and/or the obtaining thereof, except where the contrary is required by law.

     20. Assignment, Subletting and Hypothecation of Lease.

     (a) Except as provided in Paragraph 20(b), not voluntarily or by operation of law, assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease or in the Demised Premises or sublet the whole or any part of the Demised Premises without first obtaining in each and every instance the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Receipt by Landlord of rent from any party other than Tenant shall not be deemed to act as a consent to any such assignment or subletting, nor relieve Tenant of its obligation to pay the rent provided herein for the full term of this Lease.

     (b) Tenant shall have the right to assign the Lease to any corporation that controls Tenant, is controlled by Tenant, or is under the control of a common parent company with Tenant ("control" meaning the ownership of more than fifty percent of the stock of a corporation), any corporation resulting from a merger or consolidation with Tenant so long as the net worth of such successor equals or exceeds Tenant's net worth, or any other entity experienced in the operation of a retail establishment of the size and type contemplated by this Lease or, subject to the restrictions set forth below, sublet all or any portion of the Demised Premises without the consent of Landlord. Notwithstanding the foregoing, it is understood that Landlord has agreed to lease the Demised Premises to Tenant for the operation of an anchor store and that Tenant may not sublet portions of the Demised Premises in contravention of this intent or so as to create multiple stores or spaces within the Demised Premises with different uses, names or purposes.

     (c) If Landlord consents to any transfer of Tenant's interest in this Lease, or if Landlord's consent is not required, then the term "Tenant" shall thereafter be deemed to include, without further reference, the party to whom such interest is transferred, which is, for example, but without limiting the generality thereof, any subtenant, assignee, concessionaire or licensee. Notwithstanding any assignment or sublease permitted hereby or consented to by Landlord, Tenant, and any guarantor of this Lease, shall remain fully liable and shall not be released from performing any of the terms of this Lease; but, in case of amendment without Tenant's written consent, after assignment, Tenant's obligations shall be limited to those existing at the time of the assignment. So long as Tenant remains fully liable under the terms of this Lease, Tenant shall be entitled to receive the excess of all rent and other consideration due from any subtenant for any month over that portion of the Guaranteed Minimum Rent due under this Lease for said month which is allocable on a square footage basis to the space sublet.

     21. Notices. All notices provided for in this Lease shall be in writing and shall be deemed to be given when sent by prepaid registered or certified mail, return receipt requested, addressed to the parties as follows:

     to Landlord:     Interstate Development Company
                      Post Office Box 366
                      Statesville, North Carolina 28677-0366
                      Attention: Robert A. Collier, Jr.

     to Tenant:       JR Tobacco of America, Inc.
                      Post Office Box 656
                      Selma, North Carolina 27576-0656
                      Attention:  Robert Broglia

Either party may, from time to time, by notice as herein provided, designate a different address to which notices to it shall be sent.

     22. Holding Over. If Tenant remains in possession of the Demised Premises or any part thereof after the expiration of the Lease Term with Landlord's acquiescence and without any written agreement of the parties, Tenant shall be only a tenant from month to month, and there shall be no renewal of this Lease or exercise of an option by operation of law.

     23. Subordination. This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the Demised Premises; provided, however, that in each such case the holder of said mortgage or the trustee of such deed of trust shall agree that this Lease shall not be divested or in any way affected by a foreclosure or other default proceedings under the mortgage, deed of trust or the obligations secured thereby, so long as Tenant shall not be in default under the terms of this Lease; and Tenant agrees that this Lease shall remain in full force and effect notwithstanding any such default proceeding. Tenant further agrees that it will attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, their successors or assigns or to the purchaser or assignee under any such foreclosure. Tenant will, upon request by Landlord, execute, deliver to Landlord, or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this Paragraph 23. Landlord shall obtain a subordination, nondisturbance and attornment agreement from the holders and the trustees of any existing deeds of trust in substantially the form attached hereto as Exhibit F, provided that Tenant delivers to Landlord a copy of such agreement that has been executed by Tenant.

     24. Transfer of Landlord's Interest. In the event of the sale, assignment or transfer by Landlord of its interest in the Shopping Center or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest that expressly assumes the obligations of Landlord under this Lease, Landlord shall, upon notice to Tenant of such sale, assignment or transfer, be released or discharged from all of its covenants and obligations hereunder, except such obligations as shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Landlord's assignment of this Lease or of any or all of its rights herein shall in no manner affect Tenant's benefits or obligations hereunder. Tenant shall thereafter attorn and look to such assignee, as Landlord, provided Tenant has first received written notice of such assignment of Landlord's interest.

     25. Landlord's Warranties and Representations. Landlord warrants and represents that:

     (a) it shall not use the Shopping Center or any part thereof in violation of any law or ordinance or any regulation of any governmental authority or in any manner that will constitute a nuisance, or that will injure the reputation of the Shopping Center or any part thereof, or for any hazardous purpose, or that will violate, suspend, void or serve to increase the premium rate of or make inoperative any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings or improvements in the Shopping Center or any part thereof.

     (b) it has full right and authority to lease the Demised Premises upon the terms and conditions set forth in this Lease free and clear of all liens and encumbrances except for the Permitted Encumbrances identified on Exhibit H;

     (c) Tenant shall peacefully and quietly hold and enjoy the Demised Premises for the full Lease Term so long as it does not default in the performance of any of its covenants hereunder;

     (d) it shall not, from and after the date hereof, lease any premises in the Shopping Center for any noxious or offensive use or for the operation of a auditorium, meeting hall, school or other place of public assembly, gymnasium, health club, dance hall, night club, off-track betting business, billiard or pool hall, bingo parlor, massage parlor, video game arcade, bowling alley, skating rink, car wash, car repair or car rental agency or adult book or video tape store, manufacturing facility, warehouse or office use (except as incidental to a permitted use) or lease any premises in the Shopping Center within two hundred fifty (250) feet of the Demised Premises for the operation of a restaurant containing greater than 2,000 square feet of Floor Area or seating for more than forty (40) people unless such restaurant is located in the space now or formerly occupied by Glutton's restaurant or in the space now or formerly occupied by the Sun Glass Hut; provided, however, that all of such restrictions shall not apply to existing leases or tenants in the Shopping Center;

     (e) it shall operate the Shopping Center in a manner consistent with the operation of other first-class shopping centers in the Statesville, North Carolina area;

     (f) to the best of its knowledge, there are no pending or threatened condemnation or eminent domain proceedings which would affect the Shopping Center or the Demised Premises; and

     (g) it shall, to the extent applicable, comply with the rules and regulations of the Shopping Center as set forth in Paragraph 6(d) with respect to the Common Areas of the Shopping Center.

     26. Short Form Lease. Upon the Rent Commencement Date, the parties shall execute a memorandum or short form lease agreement, in the form attached hereto as Exhibit C, specifying the commencement and termination dates of the Lease Term and including such other provisions of this Lease (exclusive of provisions dealing with monetary terms) as either party may desire to incorporate therein.

     27. Estoppel Certificate. Within ten (10) days after request therefor by Landlord or any mortgagee or trustee under a mortgage or deed of trust covering the Demised Premises, or if, upon any sale, assignment or other transfer of the Demised Premises by Landlord, an estoppel certificate shall be required from Tenant, Tenant shall deliver in recordable form a statement to any proposed mortgagee or other transferee, or to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation (if such is the case) that this Lease is in full force and effect, that Tenant is in possession of the Demised Premises, that Tenant has commenced the payment of rent, and that there are no defenses or offsets to this Lease claimed by Tenant.

     Within ten (10) days after request therefor by Tenant, Landlord shall deliver in recordable form a statement to Tenant certifying any facts that are then true with respect to this Lease, including without limitation (if such is the case) that this Lease is in full force and effect, that Tenant is in possession of the Demised Premises, that Tenant has commenced the payment of rent, and that to the best of Landlord's knowledge there are no defenses or offsets to this Lease claimed by Tenant.

     28. Mechanics' Liens. Tenant covenants and agrees to do all things necessary to prevent the filing of any mechanics' or other liens against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Demised Premises or any part thereof, through or under Tenant. If any such lien shall at any time be filed against Tenant's interest in the Demised Premises, Tenant shall cause the same to be discharged of record within twenty
(20) days after the date of filing of the same. Notwithstanding the foregoing, Tenant shall have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest Tenant shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys' fees) and shall have the lien released at its own expense. In lieu of bonding Tenant may obtain other security acceptable to Landlord. If Tenant shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Nothing contained in this Paragraph 28 shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.

     29. Force Majeure. If Landlord or Tenant is delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its control, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay. Notwithstanding the terms of the preceding sentence, except as otherwise provided in this Lease, the provisions of this Paragraph 29 shall not be applicable to Tenant's obligations to pay rent or any other sums, monies, costs, charges or expenses required to be paid by Tenant subsequent to the Rent Commencement Date.

     30. Limitation of Liability. Notwithstanding any provision in this Lease to the contrary, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Shopping Center or Landlord's interest therein. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest in this Lease or in the Shopping Center shall be subject to impressment of an equitable lien or otherwise.

     31. Real Estate Brokers. Landlord and Tenant represent and warrant to each other that no brokers' or real estate commissions will be due as a result of this Lease, except for that commission to be paid by Landlord to Faison & Associates, Inc. ("Faison") in accordance its agreement with Landlords and that commission to be paid by Faison and Tenant to Holland Realty and Mortgage Corporation in accordance with its agreement with Faison and Tenant. Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all claims, damages or liability (including reasonable attorneys' fees) resulting from or relating to the untruth of the foregoing representation by the indemnifying party.

     32. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of rent or other charges due under this Lease shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent or other charges shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or other charge or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Lease Term.

     33. Nature and Extent of Agreement. This Lease, including all of the Exhibits attached hereto, contains the complete agreement of the parties regarding the terms and conditions of the lease of the Demised Premises and Tenant's right to use the Common Areas, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of Landlord and Tenant between the parties hereto as to the Demised Premises; and nothing herein shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth. The laws of the State of North Carolina shall govern the validity, interpretation, performance and enforcement of this Lease.

     34. Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     35. Restrictive Covenant. Landlord hereby covenants, provided this restriction does not violate any law, regulation, or other legal requirement, that until the earlier of (i) the date of expiration or earlier termination of this Lease, or (ii) the date Tenant ceases to operate a discount variety store in the Demised Premises, it shall not lease any portion of the Shopping Center, not including the space occupied by the Major Stores (as defined in Paragraph
37), to any entity primarily for the purpose of the retail sale of books, perfumes or other fragrances, bed and bath bedding, linens and towels, cigars or cigarettes. Notwithstanding the foregoing, this restriction shall not apply to existing tenants in the Shopping Center and Landlord shall have the right to lease a portion of the Shopping Center to any entity engaged in the "incidental" sale of books, perfume or other fragrances, bed and bath bedding, linens and towels, cigars or cigarettes. For the purposes of this Paragraph 35, the "incidental" sale of perfumes or other fragrances, bed and bath bedding, linens and towels, cigars or cigarettes shall mean a use that occupies less than twenty-five (25) square feet of Floor Area and the "incidental" sale of books shall mean a use that occupies less than one hundred (100) square feet of Floor Area (including aisles). Tenant shall indemnify, hold harmless and defend Landlord from any demands, claims, losses, costs and liabilities arising out of this Paragraph 35.

     36. Right of First-Refusal. If Tenant is not and has not been in default under this Lease and Landlord intends to make an offer to lease space outlined in yellow on Exhibit A to a third party, Landlord shall first give Tenant written notice of the square footage, availability date and terms of the offer Landlord intends to make. Tenant shall have ten (10) business days after receipt of any such notice to elect to lease all such space on the terms offered. If Tenant rejects any such offer, or fails to respond to any such offer within said period, Landlord shall be free to lease the offered space to a third party and Landlord shall have no er obligations under this Paragraph 36. If Tenant accepts any such offer, the space offered shall be added to the Demised Premises at the rental set forth in Landlord's offer on the same terms and conditions set forth in Landlord's offer. In the event Tenant leases such space, Tenant's obligation to pay Guaranteed Minimum Rent on such space shall commence upon delivery of said space to Tenant. If Tenant rejects or fails to respond to any such offer within the required period, this Paragraph 36 shall be of no further effect and Landlord shall have no further obligations hereunder.

     37. Operating Cotenancy. If both of the Major Stores (as hereinafter defined) remain vacant for a period in excess of eighteen (18) months (exclusive of periods when the occupants are unable to operate as a result of a casualty or condemnation) (the "Vacancy Period") and Tenant's Gross Sales (as hereinafter defined) from the Demised Premises during such Vacancy Period are at least ten percent (10%) less than Tenant's Gross Sales during the eighteen (18) month period immediately prior to such Vacancy Period, Tenant may terminate this Lease by delivery of written notice to Landlord within sixty (60) days following the expiration of the Vacancy Period. Tenant's notice shall specify an effective date of termination, not less than thirty (30) nor more than ninety (90) days from the date of the notice, and on the specified date, this Lease shall terminate automatically, except as to defaults arising prior to the date of termination. As used herein, the term "Major Stores" means those two store premises in the Shopping Center currently occupied by Harris Teeter and Eckerd.

     As used herein, the term "Gross Sales" means all sales, both cash and charge, of merchandise and services made in, upon or from the Demised Premises, including telephone sales and orders taken in or from the Demised Premises although such orders may be filled elsewhere. "Gross Sales" shall not include any sales, use or excise tax upon such merchandise or services if such tax is separately stated and separately charged to the customer. A sale upon installment or credit shall be treated as a sale for the amount of the purchase price paid in any month during which such payment is made. Tenant shall keep at the Demised Premises or at its general office complete and accurate books of account and records in accordance with generally accepted accounting practices with respect to all business conducted in, upon or from the Demised Premises; and in the event Tenant exercises its right to terminate this Lease pursuant to this Paragraph 37, Landlord shall have the right upon ten (10) days' notice to Tenant to examine such books and records (but excluding all income tax returns and bank records) or have them audited at Landlord's expense.

     38. Hazardous Materials.

     (a) Landlord hereby represents and warrants that except as provided in the Phase I Environmental Site Assessment dated July 1, 1993, to the best of Landlord's knowledge no material amounts of any Hazardous Materials (as hereinafter defined) are located in the Shopping Center in violation of applicable Environmental Laws (as hereinafter defined). Landlord hereby represents and warrants that it shall not use, generate, treat, store, release, discharge or dispose of on, in, or under the Shopping Center, or transport to or from the Shopping Center, any Hazardous Material. Notwithstanding the foregoing, Landlord may use and store Hazardous Materials on the Shopping Center to the extent necessary in the operation of its Shopping Center, but only in strict accordance with all applicable Environmental Laws and in accordance with all safety and environmental protection procedures. Landlord agrees to defend, indemnify and hold harmless Tenant, its successors and assigns from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) causes of action, suits, claims, demands or judgements of any nature arising out of or in connection with
(i) the presence, generation, treatment, storage, disposal, transport, use or release of any Hazardous Material on or from the Shopping Center, except to the extent that such Hazardous Materials are present as the result of the negligence, wilful misconduct or any act or omission of Tenant, its officers, employees or agents, (ii) any failure by Landlord to comply with the terms of any Environmental Law or (iii) any breach by Landlord of the provisions of this Paragraph 38. Landlord's indemnification obligation under this Paragraph 38 shall survive the expiration or earlier termination of this Lease.

     (b) The making and continued effectiveness of Tenant's obligations under this Lease are expressly conditioned upon the fact that the Shopping Center is free of contamination by material amounts of Hazardous Materials in violation of applicable Environmental Law and Landlord hereby so warrants and represents to Tenant. The discovery of contamination by Hazardous Materials in violation of applicable Environmental Law, however caused, unless caused by Tenant in violation of its obligations under this Paragraph 38, shall constitute the failure of this condition. In the event of such discovery, Tenant may, but shall not be required to, conduct reasonable investigation of the extent and nature of the contamination, its physical effects, its effects on Tenant's business or any other aspects of the response to contamination, before notifying the Landlord of Tenant's intent to terminate this Lease for failure of the above stated condition. Such investigation and the resultant delay in notification to Landlord shall not be considered a waiver of this condition.

     (c) Landlord agrees that if because of any change in the law the floor tile in the Demised Premises must be removed due to the asbestos content in the mastic, Landlord, at its cost and expense, shall cause all such floor tile to be removed; provided, however, that Landlord shall not be responsible for the removal of any such floor tile that must be removed due to the actions or omissions of Tenant.

     (d) Tenant hereby represents and warrants that it shall not use, generate, treat, store, release, discharge or dispose of on, in, or under the Demised Premises, or transport to or from the Demised Premises, any Hazardous Material, or allow any other person or entity to do so. Notwithstanding the foregoing, Tenant may use and store Hazardous Materials on the Demised Premises to the extent necessary in the operation of its variety store, but only in strict accordance with all applicable Environmental Laws and in accordance with all safety and environmental protection procedures. Tenant agrees to defend, indemnify and hold harmless Landlord, its successors and assigns from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) causes of action, suits, claims, demands or judgements of any nature arising out of or in connection with (i) the presence, generation, treatment, storage, disposal, transport, use or release of any Hazardous Material on or from the Demised Premises or from any property of Tenant located on or in the Shopping Center, except to the extent that such Hazardous Materials are present as the result of the negligence, wilful misconduct or any act or omission of Landlord, its officers, employees or agents, (ii) any failure by Tenant to comply with the terms of any Environmental Law or (iii) any breach by Tenant of the provisions of this Paragraph 38. Tenant's indemnification obligation under this Paragraph 38 shall survive the expiration or earlier termination of this Lease.

     (e) Landlord and Tenant each agree to provide the other with copies of any notice pertaining to any violation or alleged violation of any Environmental Law with respect to the Shopping Center or the Demised Premises, any release or suspected release of any Hazardous Material in, on, under or about the Demised Premises or the Shopping Center or any governmental proceedings or actions under any Environmental Law (including request or demand for entry onto the Demised Premises and/or Shopping Center for purposes of inspection regarding the handling, disposal or clean-up of Hazardous Materials) within ten (10) business days after receipt thereof. Landlord and Tenant shall fully comply with all applicable Environmental Laws, shall timely file all reports required to be filed, shall acquire all necessary certificates, approvals and permits and will generate and maintain all required data and records under all applicable Environmental Laws. Landlord and Tenant agree to cooperate with each other and provide such documents, affidavits and information as may be reasonably necessary for each of the parties to comply with all Environmental Laws.

     (f) As used herein, "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order, or other legal requirement relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations have been amended or supplemented, and each similar state or local statute, and each rule and regulation promulgated under such federal, state and local laws. As used herein, "Hazardous Material" means any substance or material that is (i) a petroleum product, (ii) is defined as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law, or (iii) is otherwise toxic, explosive, corrosive, flammable, mutagenic, carcinogenic, dangerous or otherwise hazardous.

     39. Consent. Where the consent of Landlord or Tenant is required under the Lease, such consent shall not be unreasonably withheld. In the event either party fails to respond to a written request for consent within thirty (30) days of receipt of such request, such party shall be deemed to have consented to such request.

     40. Attorneys' Fees. In the event of any dispute between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other its reasonable attorneys' fees incurred in connection therewith.

     41. Waiver of Distraint. Landlord hereby expressly subordinates in favor of Tenant's equipment lessor or owner/secured party any and all rights granted by or under any present or future laws to levy to distrain for rent, in arrears, in advance or both, upon any pylon signs, other signs, movable trade fixtures, equipment, furniture or other personal property installed by Tenant, leased or financed by Tenant from the equipment lessor or owner/secured party and delivered or to be delivered to the Demised Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under seal as of the day and year first above written.

                                    LANDLORD:

                                    INTERSTATE DEVELOPMENT COMPANY

[CORPORATE SEAL]

Attest:                             By:  /s/  Robert A. Collier, Jr.
                                        -------------------------------------
                                              President

/s/  James B. Collier
--------------------------------
     Secretary

                                     TENANT:

                                     JR TOBACCO OF AMERICA, INC.

[CORPORATE SEAL]

Atest:                               By: /s/  Lewis Rothman
                                        -------------------------------------
                                              President

/s/  LaVonda Rothman
--------------------------------
     Secretary

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT B

                                LEGAL DESCRIPTION

Lying and being in Statesville (Inside) Township, Iredell County, North Carolina, and more particularly described as follows:

          BEGINNING at an iron stake in the north margin of the right of way of East Broad Street where it intersects with the west margin of the entrance-exit to Newtowne Plaza Shopping Center, and said iron stake being in the line of Corco Realty Corp. (See Deed Book 618, page 48), and running thence North 07 deg. 21 min. East 205.95 feet to an iron stake, corner of C. H. Kutteh, II, et al. (See Deed Book 684, page 782); thence North 79 deg. 30 min. West 350.66 feet to an iron stake in the east margin of the right of way of I-77; thence with the east margin of the right of way of I-77, North 07 deg. 21 min. 50 sec. East 1,206.70 feet to an iron stake in the east margin of the right of way of I-77; thence South 87 deg. 32 min. 32 sec. East 860.57 feet to a concrete monument; thence South 09 deg. 49 min. 34 sec. West
          657.58 feet to a concrete monument; thence South 04 deg. 11 min. 25 sec. West 869.37 feet to a concrete monument in the north margin of the right of way of East Broad Street; thence South 04 deg. 11 min. 25 sec. West 10.04 feet to a nail in East Broad Street; thence with East Broad Street, North 80 deg. 56 min. 53 sec. West 527.90 feet to a nail in East Broad Street; thence North 07 deg. 21 min. East 14.05 feet to the point of BEGINNING, containing 27.1341 acres, more or less, and being described according to a plat and survey prepared by Wesley E. Sprinkle, Registered Surveyor, dated November 7, 1984.

                                    EXHIBIT C

STATE OF NORTH CAROLINA
                                                             MEMORANDUM OF LEASE

COUNTY OF IREDELL

     INTERSTATE DEVELOPMENT COMPANY, a North Carolina corporation with an address at Post Office Box 366, Statesville, North Carolina 28677-0366 (hereinafter called "Landlord"), hereby leases to JR TOBACCO OF AMERICA, INC., a New Jersey corporation with an address at Post Office Box 656, Selma, North Carolina 27576-0656, (hereinafter called "Tenant") and Tenant hereby rents from Landlord for a period of eleven (11) lease years beginning July 19, 1993, and ending December 31, 2004, with a ten (10) year renewal period, store premises in Newtowne Plaza Shopping Center, located on property situated in the City of Statesville, County of Iredell, State of North Carolina, and more particularly described on Exhibit A attached hereto and made a part hereof by reference.

     All of the provisions set forth in that certain Lease Agreement dated July 19, 1993, by and between Landlord and Tenant are hereby incorporated into and made a part of this Memorandum.

     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease under seal this 19th day of July, 1993.

                                    LANDLORD:

                                    INTERSTATE DEVELOPMENT COMPANY

[CORPORATE SEAL]

Attest:                             By: /s/  Robert A. Collier, Jr.
                                        ------------------------------------
                                             President

/s/  James B. Collier
----------------------------------
     Secretary

                                    TENANT:

                                    JR TOBACCO OF AMERICA, INC.

[CORPORATE SEAL]

Attest:                             By: /s/  Lewis Rothman
                                        ------------------------------------
                                             President

/s/  LaVonda Rothman
----------------------------------
     Secretary

STATE OF NORTH CAROLINA

COUNTY OF IREDELL

This 19th day of July, 1993, personally came before me Robert H. Collier, who, being by me duly sworn, says that he is the President of INTERSTATE DEVELOPMENT COMPANY and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Robert H. Collier, Jr., President, acknowledged the said writing to be the act and deed of said corporation.

                                    /s/ Joanna W. Sears
                                        ------------------------------------
                                                Notary Public

My commission expires:

5-18-98
---------------------

[NOTARIAL SEAL]

STATE OF NEW JERSEY

COUNTY OF ESSEX

     This 16th day of July, 1993, personally came before me Lewis Rothman, who, being by me duly sworn, says that he is the President of JR TOBACCO OF AMERICA, INC. and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Secretary acknowledged the said writing to be the act and deed of said corporation.

                                    /s/ Patricia L. Smith
                                        ------------------------------------
                                                Notary Public

My commission expires:

May 22, 1994
--------------------

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA

COUNTY OF IREDELL

This 19th day of July, 1993, personally came before me Robert H. Collier, who, being by me duly sworn, says that he is the President of INTERSTATE DEVELOPMENT COMPANY and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Robert H. Collier, Jr., President, acknowledged the said writing to be the act and deed of said corporation.

                                    /s/ Joanna W. Sears
                                        ------------------------------------
                                                 Notary Public

My commission expires:

May 18, 1998
---------------------

[NOTARIAL SEAL]

STATE OF NEW JERSEY

COUNTY OF ESSEX

     This 16th day of July, 1993, personally came before me Lewis Rothman, who, being by me duly sworn, says that he is the President of JR TOBACCO OF AMERICA, INC. and that the seal affixed to the foregoing instrument in writing is the corporate seal of the company, and that the said writing was signed and sealed by him, in behalf of said corporation, by its authority duly given. And the said Secretary acknowledged the said writing to be the act and deed of said corporation.

                                    /s/ Patricia L. Smith
                                        ------------------------------------
                                                   Notary Public

My commission expires:

May 22, 1994
---------------------

[NOTARIAL SEAL]

                                    EXHIBIT D

                                 PROHIBITED USES

1.   Bowling alley;
2.   Skating rink;
3.   Massage parlor;
4.   Amusement park;
5.   Carnival;
6.   Billiard parlor or pool hall;
7.   Video or other game parlor;
8.   Health spa;
9.   Funeral parlor;
10.  Off-track betting facility;
11.  Flea market;
12.  Car wash;
13. Any establishment for the sale and/or repair of new or used automobiles, boats, trailers or mobile homes;
14.  Any establishment selling or displaying pornographic materials;
15.  Cafeteria or restaurant;
16.  Movie theater;
17.  Toy store;
18.  Office supply and equipment store;
19.  Hotel or motel;
20.  Supermarket or grocery store;
21.  Prescription drug store; or
22.  Discount health and beauty aid store.

                                    EXHIBIT E

                                   PUNCH LIST

1. Replace both roof-top air cooled condensers and air handlers with new units;

2. Replace administrative area roof-top gas-fired air conditioner with new unit;

3.   Replace toilet exhaust fan and lounge exhaust fan;

4. Check and make repairs necessary to bring electrical system up to code requirements including checking panels to insure that connections are tight and circuit breakers are functional, determining what each breaker feeds and labeling the panels correctly;

5. Check and make repairs necessary to bring plumbing system up to code requirements including checking each fixture for proper operation and checking the faucets, flush valves, sanitary waste piping and vent lines;

6. Install two (2) new bathrooms containing one toilet each which bathrooms shall comply with the requirements of the ADA;

7.   Remove the incinerator located behind the Demised Premises; and

8. Replace any ballasts that are not working, provided however that Tenant agrees to reimburse Landlord for one-half the cost of any such ballasts within fifteen (15) days of its receipt from Landlord of an invoice evidencing the cost of such ballasts.

                                    EXHIBIT F

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

     THIS AGREEMENT is made this ____ day of ____________, 1993 between JR TOBACCO OF AMERICA, INC., a New Jersey corporation (hereinafter referred to as "Lessee") and WACHOVIA BANK OF NORTH CAROLINA, N.A. (hereinafter referred to as "Mortgagee").

     WHEREAS:

     1. Mortgagee is now the owner and holder of a first Deed of Trust, dated August 25, 1986 in the principal amount of Two Million Nine Hundred Fifty Thousand and No/100 Dollars ($2,950,000.00) (hereinafter referred to as the "Mortgage") on the real estate more particularly described in the Mortgage. The Mortgage is recorded in the Office of the Register of Deeds of Iredell County, State of North Carolina.

     2. Lessee is the holder of a lease (hereinafter referred to as the "Lease"), dated ___________ between Interstate Development Company (hereinafter referred to as "Lessor"), as Lessor, and J.R. Tobacco of America, Inc., as Lessee.

     3. Lessee and Mortgagee desire to confirm their understanding with respect to the Lease and the Mortgage.

     NOW, THEREFORE, in consideration of mutual covenants and agreements herein contained, Mortgagee and Lessee hereby agree and covenant as follows:

     FIRST: The Lease shall be subject and subordinate to the Mortgage and to all renewals, modifications or extensions thereof.

     SECOND: So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession of the premises described in the Lease and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Mortgagee and Lessee's occupancy of said premises shall not be disturbed by Mortgagee for any reason whatsoever during the term of the lease or any extensions or renewals thereof.

     THIRD: If the interests of Lessor shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it or by any other manner, and Mortgagee succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease, with the same force and effect as if Mortgagee were the Lessor under the Lease, and Lessee does hereby attorn to Mortgagee as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto immediately upon Mortgagee succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee, as Lessor, pursuant to this Agreement until Lessee receives written notice from Mortgagee that it has succeeded to the interest of Lessor under the Lease. The respective rights and obligations of Lessee and Mortgagee upon said attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

     FOURTH: Lessee certifies that the Lease is presently in full force and effect; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date, and that Lessee, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other amounts due or to become due thereunder.

     FIFTH: If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee shall be bound to Lessee under all terms, covenants and conditions of the Lease, and Lessee shall, from and after Mortgagee's succession to the interest of Lessor under the Lease, have the same remedies against Mortgagee for the breach of an agreement contained in the Lease that Lessee might have had under the Lease against Lessor if Mortgagee had not succeeded to the interest of Lessor; provided further, however, that Mortgagee shall not be:

          (a) liable for any act or omission of any prior landlord (including the Lessor); or

          (b) subject to any offsets or defenses which the Lessee might have against any prior landlord (including the Lessor); or

          (c) liable for the return of any security deposits not delivered to Mortgagee; or

          (d) bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including Lessor); or

          (e) bound by any amendment or modification of the Lease made without Mortgagee's consent; or

          (f) obligated to construct or finish the construction of the premises described in the Lease, unless it expressly assumes such obligation after it succeeds to the interest of the Lessor under the Lease.

     SIXTH: The Lease now is, and shall at all times continue to be, subject and subordinate, in each and every respect, to the Mortgagee and to any and all renewals, modifications and extensions thereof, but any and all such renewals, modifications and extensions shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

     SEVENTH: Lessee shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligation secured thereby.

     EIGHTH: Mortgagee hereby acknowledges and agrees that all fixtures and equipment whether owned by Lessee or any subtenant or leased by Lessee from a lessor/owner (hereinafter called the "Equipment Lessor") installed in or on the leased premises, regardless of the manner or mode of attachment, shall be and remain the property of Lessee or any such Equipment Lessor and may be removed by Lessee or any such Equipment Lessor at any time. In no event (including a default under the Lease or the Mortgage) shall Mortgagee have any liens, right or claims in Lessee's or Equipment Lessor's fixtures and equipment, whether or not all or any part thereof shall be deemed fixtures; and Mortgagee expressly waives all rights of levy, distraint, or execution with respect to said fixtures and equipment. Mortgagee agrees to execute and deliver to Tenant and Equipment Lessor, within fifteen (15) business days after request therefor, any document required by Tenant or Equipment Lessor to evidence the foregoing.

     NINTH: Lessee will notify Mortgagee, by registered or certified mail, return receipt requested, of any default of Lessor which would entitle Lessee to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof, nor any abatement shall be effective unless Mortgagee has received the notice aforesaid and has failed within 30 days of the date thereof to cure or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure of Landlord's default which gave rise to such right of cancellation or abatement.

     TENTH: This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto.

     ELEVENTH: This Agreement may be recorded by either party.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                    MORTGAGEE:

                                    WACHOVIA BANK OF NORTH CAROLINA, N.A.

[CORPORATE SEAL]

Attest:                              By:____________________________________
                                        __________, President

_________________________________
_________ Secretary

                                     TENANT:

                                     JR TOBACCO OF AMERICA, INC.

[CORPORATE SEAL]

                                     By: /s/ Lewis Rothman
                                        ------------------------------------
Attest:                                 __________, President

  /s/ LaVonda Rothman
----------------------------------
_________ Secretary

                                    EXHIBIT H

                             PERMITTED ENCUMBRANCES

1. Easement and right-of-way to Duke Power Company, recorded in Book 296, Page 49, as shown on survey by Sprinkle Surveying, dated November 7, 1984.

2. Easements and rights-of-way to Public Service Company of N.C., recorded in Book 369, Page 316; Book 395, Page 482 and Book 688, Page 653, and as shown on the aforesaid survey.

3. Easements and rights-of-way to State Highway Commission, recorded in Book 376, Page 405 and Book 544, Page 102, and as shown on the aforesaid survey.

4. Easements and rights-of-way to Corco Realty Corp., recorded in Book 618, Page 51 and Book 637, Page 259, and as shown on the aforesaid survey.

5. Sanitary sewer easement and right-of-way to the City of Statesville, recorded in Book 688, Page 850, amended in Book 719, Page 77, and as shown on the aforesaid survey.

6. Easement and right-of-way to C.H. Kutteh, II, et al, recorded in Book 706, Page 544, and as shown on the aforesaid survey.

7. Cross parking and common use easement, recorded in Book 640, Page 107, and as shown on the aforesaid survey.

8. Rights of tenants in possession, holding under recorded and unrecorded leases.

9. Rights of upper and lower riparian owners in and to the use of the waters of the creek crossing premises and the natural flow thereof.

10.  Utility lines crossing premises, as shown on the aforesaid survey.

11. Encroachment of barbed wire fence onto premises, as shown on the aforesaid survey.

12. Deed of Trust to Edward L. Marxen, Trustee for Wachovia Bank & Trust Company, recorded in Book 602, Page 997, as amended by the Modification and Extension Agreements recorded in Book 678, Page 777; Book 785, Page 371 and Book 884, Page 377.

                                    EXHIBIT I

                                APPROVED SIGNAGE

STATE OF NORTH CAROLINA                                 FIRST AMENDMENT TO LEASE

COUNTY OF IREDELL

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 2nd day of November, 1993, by and between INTERSTATE DEVELOPMENT COMPANY, a North Carolina corporation (the "Landlord"); and JR TOBACCO OF AMERICA, INC., a New Jersey corporation (the "Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into a Lease Agreement (the "Lease") dated July 19, 1993, pursuant to which Landlord leased to Tenant certain premises located in Newtowne Plaza Shopping Center, Statesville, Iredell County, North Carolina on the terms and conditions therein set forth.

     B. Landlord and Tenant desire to amend the Lease, as more fully set forth below.

                             STATEMENT OF AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended in the following respects:

     1. Defined Terms. Any capitalized term used in this Amendment that is not defined herein shall have the meaning given that term in the Lease.

     2. Term. Paragraph 3 on page 4 of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

     3. Term. The Lease Term shall begin on the date of delivery of the Demised Premises, as provided in Paragraph 5, and shall end at midnight on December 31, 2004, the date of expiration of the eleventh (11th) Lease Year after the Rent Commencement Date.

          At the end of the Lease Term provided Tenant is not in default beyond the expiration of any applicable cure period, Tenant shall have the option to renew and extend the Lease Term for one (1) period of ten (10) years ("Renewal Period"), upon the same terms and conditions set forth in this Lease, including Guaranteed Minimum Rent as set forth in Paragraph 1(e). Tenant shall exercise each renewal option by written notice to Landlord given on or before twelve (12) months before the expiration of the original Lease Term. All references to the "Lease Term" or the "Term of this Lease" shall, unless the context clearly indicates a different meaning, be deemed to include any properly exercised Renewal Period.

     4. Ratification. Except as expressly amended herein, the Lease is hereby ratified by the parties and shall continue in full force and effect in accordance with its terms.

     5. Governing Law. This Amendment is entered into under the laws of the State of North Carolina, and those laws shall govern the construction and enforcement hereof.

     6. Authorization. The persons executing this Amendment on behalf of Landlord and Tenant are duly authorized to execute this Amendment, and no consent of any other person to execution of this Amendment is required.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment under seal as of the day and year first above written.

                                     LANDLORD

                                     INTERSTATE DEVELOPMENT COMPANY

[CORPORATE SEAL]

Attest:                              By:  /s/ Robert A. Collier, Jr.
                                        ------------------------------------
                                                  President

/s/ James B. Collier
----------------------------------
          Secretary

                                     TENANT

                                     JR TOBACCO OF AMERICA, INC.

[CORPORATE SEAL]

Attest:                              By: /s/ Lewis Rothman
                                        ------------------------------------
                                                  President

/s/ LaVonda Rothman
-----------------------------------
          Secretary

                                      - 2 -